UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025   (December 31, 2024)

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LCTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2024, Lifeloc Technologies, Inc. (the "Company") entered into a Subordinated Debenture Purchase Agreement (the “Purchase Agreement”) with Diamond Bridge Capital, LP (the “Lender”), pursuant to which the Company issued a Subordinated Debenture (the “Debenture”) in the principal amount of $750,000 and a warrant (the “Warrant”) to purchase up to 62,500 shares of the Company’s common stock.

The Debenture accrues interest at a fixed annual rate of 8.25% and has a maturity date of December 31, 2030. The principal and accrued interest are due in full on the maturity date, with quarterly interest-only payments through December 2025, followed by monthly payments of principal and interest beginning January 2026, based on a 10-year amortization schedule. The Debenture is subordinated to the Company’s obligations to its general and secured creditors and is not secured by any assets of the Company. The Company may prepay the Debenture, in whole or in part, without penalty, upon 30 days’ prior notice.

The Warrant entitles the Lender to purchase up to 62,500 shares of the Company’s common stock at an exercise price of $4.50 per share, subject to adjustment as provided in the Warrant. The Warrant is exercisable at any time from the date of issuance until the earlier of December 31, 2031, or December 31, 2030, if all amounts under the Debenture are paid in full prior to that date. The Warrant also provides the holder with registration rights, obligating the Company to file a registration statement with the Securities and Exchange Commission covering the resale of the underlying shares of common stock upon the holder’s exercise of the Warrant.

The proceeds of the Debenture will be used for general corporate purposes.

Copies of the Purchase Agreement, the Debenture, and the Warrant are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of these documents are summaries and are qualified in their entirety by reference to the full text of the agreements.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference in relation to the issuance of the Debenture. The offer and sale of these securities was completed under the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on January 7, 2025. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subordinated Debenture Purchase Agreement, dated December 31, 2024
10.2	Lifeloc 8.25% Subordinated Debenture, dated December 31, 2024
10.3	Warrant to Purchase Shares of Common Stock, dated December 31, 2024
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary